CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of January 9, 2023, and effective February 1, 2023 (“Effective Date”), by and between Workiva Inc., a Delaware corporation (the “Company”), and Jeffrey D. Trom (“Consultant” formerly identified as “Executive” in that certain employment agreement entered into by the parties on November 6, 2014). In consideration of the mutual promises and covenants set forth in this Agreement, Company and Consultant agree as follows:

1.SERVICES.

a.The Company hereby retains Consultant and Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”). The parties may amend Exhibit A at any time to reflect the development or other needs of the Company. Consultant will keep the Company advised as to Consultant’s progress in performing the Services and will, as reasonably requested by the Company from time to time, promptly prepare written notes and/or reports regarding such progress.

a.The Company agrees to pay Consultant fees as set forth in Exhibit B for the performance of the Services (the “Fees”).

1.BENEFITS

a.Consultant shall not be eligible for any Employee Benefit Plans maintained by Workiva, as in effect from time to time. Effective March 1, 2023, Consultant may be eligible to continue his medical benefits pursuant to COBRA, subject to meeting eligibility requirements.

1.CLAWBACK PROVISIONS.

a.Notwithstanding any other provisions in this Agreement to the contrary, any compensation paid to the Consultant pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

1.RESIGNATION FROM ALL POSITIONS AT COMPANY.

a.Consultant and Company agree that Consultant’s November 6, 2014 Employment Agreement is terminated and replaced in its entirety by this Consulting Agreement.

a.By way of this Agreement, Consultant shall be deemed to have resigned from all positions that Consultant, formerly identified as “Executive”, held as an officer or member of the board of directors (or a committee thereof) of Company or any of its affiliates.

1.TERM AND TERMINATION

a.Unless earlier terminated by either party, this Agreement will commence on the Effective Date and, absent a signed amendment or SOW between the parties stating otherwise, will continue until February 1, 2024, at which time this Agreement will be of no further force or effect. Notwithstanding the above, if terminated, the parties may revive this Agreement by execution of a new Exhibit A or statement of work referencing this Agreement and signed by both parties.

a.Either party may terminate this Agreement at any time and for any reason by giving five (5) days written notice to the other party.

a.Upon such termination all rights and duties of the parties toward each other shall cease except:

i.the Company shall be obligated to pay, within thirty (30) days after termination, all amounts owing to Consultant for Services performed and related expenses, if any, up to the date of termination; and

i.Sections 5.3, 7 (Confidentiality), 8 (Non-Solicitation), 9 (Invention Assignment and Ownership), and 11-21 (General Provisions) shall survive termination of this Agreement.

a.The consulting relationship may be terminated by either Company or Consultant at any time and for any reason. In the event of such termination, any outstanding equity awards shall either be fully vested immediately or vest in accordance with the terms of the applicable Equity Plan, as determined by the Company’s Compensation Committee in its sole discretion; provided, that if the Compensation Committee in its sole discretion determines that the Executive has materially breached any provision of this Agreement, any outstanding equity awards shall be forfeited.

1.SECTION 280G

a.Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to the Consultant or for the Consultant’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code and would, but for this Section 6 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be either (i) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”) or (ii) payable in full if the Consultant’s receipt on an after-tax basis of the full amount of payments and benefits (after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax)) would result in the Consultant receiving an amount greater than the Reduced Amount on an after-tax basis. Any reduction in the Covered Payments shall be made in a manner that maximizes the Consultant’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

a.All calculations and determinations under this Section 6 shall be made by an independent accounting firm or independent tax counsel appointed by the Company (the “Tax Counsel”) whose determinations shall be conclusive and binding on the Company and the Employee for all purposes. For purposes of making the calculations and determinations required by this Section 6, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Company and the Consultant shall furnish the Tax Counsel with such information and documents as the Tax Counsel may reasonably request in order to make its determinations under this Section 6. The Company shall bear all costs the Tax Counsel may reasonably incur in connection with its services.

1.CONFIDENTIALITY.

a.“Confidential Information” Each party that discloses information (the “Disclosing Party”) may provide to the other party (the “Receiving Party”) certain information regarding the Disclosing Party’s business operations which the Disclosing Party regards as confidential (“Confidential Information”). The term “Confidential Information” shall mean all financial, technical, and other information including all copies thereof (including, without limitation, all agreements, files, books, logs, charts, records, studies, reports, schedules, plans, and statistical information) that may be furnished or disclosed to the Receiving Party by, or acquired by the Receiving Party directly or indirectly from, the Disclosing Party, including as a result of an inspection of any facility of the Disclosing Party or the Disclosing Party’s contractors, licensees, or other customers. Such term shall also include all copies and extracts of Confidential Information and all computer-generated studies and data containing Confidential Information prepared by or for the benefit of the Disclosing Party.

a.For purposes of this Agreement, Confidential Information shall not include, and the obligations herein shall not apply to, information that: (i) is now or subsequently becomes generally available to the public through no fault of the Receiving Party; (ii) the Receiving Party can demonstrate was rightfully in its possession prior to disclosure to the Receiving Party by the Disclosing Party; (iii) is independently developed by the Receiving Party without the use of any Confidential Information provided by the Disclosing Party; or (iv) the Receiving

Party rightfully obtains from a third party who has the right, without obligation to the Disclosing Party, to transfer or disclose such information.

a.The Receiving Party shall use commercially reasonable efforts to protect the confidentiality of the Confidential Information it receives from the Disclosing Party, at least equivalent to the degree of care that the Receiving Party uses in its own business to protect its own Confidential Information. Such care shall include: procedures for safekeeping of writings, documents, and other media containing such Confidential Information, systematic use and enforcement of confidentiality agreements with all personnel who may have access to the Confidential Information, and procedures for shredding or similar controlled disposal of materials that may contain such Confidential Information.

a. The Receiving Party may provide the Confidential Information it receives from the Disclosing Party only to persons who (i) have a “need to know” such Confidential Information in order to enable the Receiving Party to use such Confidential Information for the Purpose and (ii) are legally bound to use and disclose such Confidential Information for no other purpose than to fulfill and further the Purpose.

a.The Receiving Party may, in addition, use or disclose Confidential Information if: (i) required by any request or order of any government authority, provided that the Receiving Party shall first, to the extent legally permissible, attempt to notify the Disclosing Party of such requirement and permit the Disclosing Party to contest such requirement; (ii) otherwise required by law; or (iii) necessary to establish its rights under this Agreement.

a.The Receiving Party shall notify the Disclosing Party immediately in the event of loss or compromise of any Confidential Information received from the Disclosing Party. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will promptly deliver to the Company all of the Company’s property and Confidential Information in tangible form in Consultant’s possession or control.

a.In addition to Consultant’s obligations under this Section 7, Consultant agrees to comply with Company’s policies that, among other obligations, preclude the use of material non-public information gained during the performance of the Services when trading securities on the stock market. Specifically, Consultant agrees to execute and/or comply with Company’s Insider Trading Policy as well as Company’s Customer Confidentiality and Securities Trading Policy, as each is in effect as of the date hereof and as such policies may be amended from time to time (provided that the Company provides notice to Consultant of any such amendments). By executing this Agreement, Consultant acknowledges that Consultant has received, read and understands the Company’s Insider Trading Policy and Company’s Customer Confidentiality and Securities Trading Policy.

a.To further protect Company’s (and Company’s customers’) Confidential Information, based on Consultant’s, its employees’, agents’, or contractors’ access to the same, certain individuals, may be asked to submit to a background check, at Company’s sole discretion, during the course of this Agreement. Such background check shall be at Company’s cost and expense. Prior to assigning individuals to perform the Services, Consultant agrees to provide the names of any such individuals, if Consultant knows such individuals will be performing Services at Company’s place of business or will have access to Confidential Information. Consultant hereby confirms that Company has given notice of its intention to obtain a consumer report about individuals as stated herein. If Consultant has already obtained a background check for the individuals in question, it may, to the extent legally permissible and with such individuals consent, submit such report to Company and such previously obtained background checks may, in Company’s sole discretion, satisfy the obligations of this Section.

a.Notwithstanding the foregoing, Consultant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

1.NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year thereafter, Consultant agrees for itself and for any subcontractor supplying personnel on Consultant’s behalf that neither Consultant nor any such subcontractor shall directly or indirectly recruit for hire any of Company’s employees.

1.INVENTION ASSIGNMENT; OWNERSHIP.

a.Consultant agrees that all copyrightable works, notes, records, drawings, designs, recipes, compositions, inventions (whether patentable or not), improvements, developments, discoveries and trade secrets (collectively, “Works”) conceived, made or discovered by Consultant, either solely or in collaboration with others and either on or off the Company’s premises, in performance of Services under this Agreement, are the sole property of the Company. Any Works that constitute copyrightable subject matter shall be considered a work made for hire under the United States Copyright Act or any other applicable law. Notwithstanding anything to the contrary, Consultant further hereby agrees to assign and assigns fully to the Company all right, title and interest in such Works and any copyrights, patents, mask work rights or other intellectual property rights relating to such

Works. With respect to Works that qualify as original works of authorship under the copyright laws (either U.S. or foreign), if any moral rights (either U.S. or foreign) are created, Consultant hereby waives and shall cause its employees, agents and subcontractors to waive such rights in the Works.

a.Consultant agrees to assist Company, or its designee, at the Company’s expense, to secure the Company’s rights in the Works and any copyrights, patents, mask work rights or other intellectual property rights relating to such Works, in any and all countries. Consultant’s obligations under this Section may include disclosing to the Company all pertinent information and data with respect to the Works, executing all applications, specifications, oaths, assignments and all other instruments which the Company deems necessary in order to obtain such rights and to assign to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Works, and any copyrights, patents, mask work rights or other intellectual property rights relating to such Works. In the event that Consultant fails to execute any such instruments within a reasonable time, Consultant hereby irrevocably appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact to execute any such instruments and take all other action necessary to effectuate the intent of this Section.

a.If in the course of performing the Services, Consultant incorporates into any Work developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest (“Pre-Existing Materials”), the Company is hereby granted a nonexclusive, royalty-free, irrevocable, worldwide, perpetual license to make, have made, modify, use and sell such Pre-Existing Materials as part of or in connection with such Work.

1.CONFLICTING OBLIGATIONS.

a.Consultant represents and certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement and Consultant will not enter into any such conflicting agreement during the term of this Agreement, unless agreed to in writing by the Company. Consultant further agrees not to engage in any other consulting or business activity with a competitor or vendor of the Company during the term hereof, unless agreed to in writing by the Company. For purposes of this Agreement a “competitor” is any individual or entity that provides cloud-based solutions for improving productivity, collaboration and accountability in the areas of accounting, finance, risk and compliance, and any other such product or service as may be developed or marketed by Company during the term of this Agreement, including any Environmental, Sustainability and Governance solutions.. For purposes of this Agreement a “vendor” of the Company means any individual or entity providing products or services to Company during the term of this Agreement.

a.Consultant represents and certifies that no third party, including any present or former employer of Consultant, has (or will have) any right in or to any and all Works developed hereunder.

1.NOTICES. Any notices given under this Agreement shall be in writing, addressed as shown below or at such other address specified by written notice. Notices shall be deemed effective (a) upon delivery if personally delivered or sent by electronic mail, (b) three (3) days after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or (c) within two (2) business days after delivery to an overnight courier service.

1.INSURANCE. Consultant will provide for all proper safeguards and shall assume all risks of loss to Consultant and its employees, if any, incurred in performing this Agreement. With respect to Consultant's acts as an independent contractor and to the extent required by law, Consultant shall be responsible for the retention and payment of all worker's compensation coverage, unemployment compensation coverage, and any and all other insurance which may be required to cover any negligent or intentional acts committed by Consultant or Consultant's employees or agents, to the extent Consultant retains employees or agents, and any other obligations required by the indemnification section hereunder. Consultant shall submit appropriate certificates of insurance coverage to Company upon demand. Consultant agrees that Consultant, Consultant's insurer(s) and anyone claiming by, through, under, or on Consultant's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Consultant shall notify Company in writing at least thirty (30) days prior to cancellation of or any change in the policies referred to herein.

1.INDEMNIFICATION. Consultant will indemnify the Company, its managers, officers, employees, members, agents, contractors, and servants, and hold it free and harmless from and against all claims, liabilities, damages and expenses, including reasonable attorney’s fees and costs of suit, arising out of or in connection with any act, omission, negligence, violation, or claimed violation by Consultant, its employees, officers, agents, contractors, or servants, of a third party’s rights related to this Agreement. Such claims include, but are not limited to the unauthorized dissemination of Company’s Confidential Information, personal injury (or death) to Company’s employees, or damage to or theft of Company’s or Company’s employees’ personal or real property arising out of or relating to Consultant’s negligent, reckless, or intentional conduct, for which Consultant shall indemnify Company and pay all direct, indirect, special, incidental and consequential damages.

1.TRAVEL. Consultant personnel shall travel only at the request of Company and Company will reimburse Consultant for such travel expenses only if express written consent is first given by Company.

1.ASSIGNMENT; SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or obligations under this Agreement may be assigned or transferred by Consultant without the express written consent of the Company. Company may transfer the licenses granted under Section 9 in connection with a sale or transfer of the business or operations to which this Agreement relates. This Agreement shall inure to the benefit of successors and assigns of the Company, and shall be binding upon the heirs, legal representatives, successors and assigns of Consultant.

1.INDEPENDENT CONTRACTOR. Nothing in this Agreement shall be construed to constitute Consultant as an agent, employee or representative of the Company. Consultant is an independent contractor. Consultant will determine the method, details, and means of performing the Services, and Consultant is free to exercise his own professional judgment with respect to the manner in which he provides services so long as the services are performed to the best of his ability, and in a competent and professional manner consistent with the terms set forth in this Agreement. Consultant will not be entitled to participate in any plans, arrangements, or distributions pertaining to any employee benefits made available to Company’s employees, and hereby acknowledges that he has no right to claim sick leave, vacation pay, retirement, workers compensation or any other employee benefits of any kind. Company shall take no deductions from any compensation paid to Consultant for taxes or related payroll deductions (including, but not limited to, unemployment, social security or disability), and Consultant agrees to file all such forms and pay all such taxes as may be required by virtue of Consultant’s status as an independent contractor, and Company shall report all compensation paid to Consultant as required by law, including filing IRS Form 1099. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay withholding taxes or similar items or (ii) resulting from any determination that Consultant is not an independent contractor. Consultant shall bear all expenses associated with performing the Services except as expressly provided in Section 14 and on Exhibit B of this Agreement. Nothing herein or in the performance hereof shall imply a joint venture, partnership, or principal and agent relationship between the parties. Neither party shall have any right, power, or authority to create any obligation, express or implied, on behalf of the other.

1.EQUITABLE RELIEF. Consultant acknowledges that any breach of Sections 7, 8 and 9 will give rise to irreparable harm to the Company, and that it would be impossible or inadequate to measure the Company’s damages from any such breach. Accordingly, Consultant agrees that if Consultant breaches Sections 7, 8 or 9 the Company will have the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief. The remedies of Company, as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Company, and may be exercised as often as occasion therefor shall arise.

1.GOVERNING LAW; JURISDICTION AND VENUE. This Agreement will be construed in accordance with the laws of Delaware without regard to its conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement will be brought only in a state or federal court located in the state of Delaware.

1.SEVERABILITY. If any Section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such Section in every other respect and the remainder of this

Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

1.SECTION 409A

a.This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Consultant on account of non-compliance with Section 409A.

a.Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Consultant in connection with the termination of his consulting relationship is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Consultant is determined to be a “specified consultant” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date (the “Specified Consultant Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Consultant in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

1.ENTIRE AGREEMENT. Except for Exhibit A, which may be amended in accordance with Section 1, Company’s Insider Trading Policy and the Company’s Customer Confidentiality and Securities Trading Policy, this Agreement is the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter of this Agreement.

CONSULTANT	WORKIVA INC.
By: /s/ Jeffrey D. Trom	By: /s/ Brandon E. Ziegler
Print Name: Jeffrey D. Trom	Print Name: Brandon E. Ziegler

EXHIBIT A

SERVICES - TIME BASIS

1. Contact. Consultant’s principal Company contact:

Name: Julie Iskow Title: President and Chief Operating Officer

2. Services. Consultant will render the following Services to the Company:

Work with Research & Development (“R&D”) leadership to assure sound architecture of the Workiva platform. Contribute to technical project reviews of work that impacts critical and challenging pieces of the Workiva platform. Advocate for improvements to product quality, security and performance that impact R&D. Drive innovation across R&D.

EXHIBIT B

COMPENSATION

1.Services. Consultant shall perform the Services described in Exhibit A. The contact named on Exhibit A will serve as Consultant’s contact with regard to the Services and Work.

1.Fees. As consideration for all Services to be rendered and performed under the Agreement and for assigning the rights to the Company set forth in Section 9 of the Agreement, as compensation in full (i) Company shall pay a monthly fee of Ten Thousand Dollars (US$10,000), and (ii) Consultant’s services under this agreement shall constitute “continuous service” pursuant to the terms of Company’s 2009 Equity Compensation Plan (as amended and restated) and 2014 Equity Compensation Plan (as amended and restated). The Fees shall be paid to the Consultant within thirty (30) days of invoice, if the Services provided through such date of invoice are satisfactory to the Company, as determined by the Company pursuant to paragraph 3, below. Company is not required to pay invoices submitted thirty (30) days or more after completion or performance of Services.

1.Invoices. Company may issue and Consultant agrees to accept Company purchase orders (hereinafter “POs”) for the Services pursuant to this Agreement. The provisions of this Agreement shall take precedence over any conflicting provisions of the POs issued hereunder. Consultant shall submit monthly invoices to Company which state the applicable Company Purchase Order Number and detail the Services and Products provided.